PARSONS LAW FIRM

  ATTORNEYS AT LAW

           SUITE 1710

500 108th AVENUE N.E.

            BELLEVUE, WASHINGTON   98004

   (425) 451-8036    FAX (425) 451-8568

James B. Parsons*                                                                                                                                    *Also admitted in Oregon and

jbparsons@uswest.net                                                                                                                                the Northern Mariana Islands

Robert J. Burnett**                                                                                                                                    **LL.M. in Taxation

 rjburnett@uswest.net

June 27, 2002

Board of Directors

Wood Products, Inc.

Dear Gentlemen:

In our capacity as counsel for Wood Products, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 2,775,000 shares of common stock as set out and described in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 2,775,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement.

Yours very truly,

PARSONS LAW FIRM

/s/ Robert J. Burnett

Robert J. Burnett